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                                                                  EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
GENERAL MOTORS CORPORATION:

  We consent to the incorporation by reference in this Solicitation Statement/Prospectus of General Motors Corporation and Registration Statement on Form S-4 of Electronic Data Systems Holding Corporation of our reports dated January 29, 1996, appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1995, as Amended, and to the reference to us under the heading "Experts" in the Solicitation Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Detroit, Michigan
April 16, 1996